Exhibit 99.1

3Q26 Highlights g Third Quarter 2026 Financial and Operational Highlights

To Our Shareholders: Over the last 20 years, we have worked relentlessly to bring play to everyone, no matter where they are or how they connect. Roblox games work across devices, social graphs and geographies, and they scale to tens of millions of players. Roblox creators are able to focus on the most important part of their games: making them fun to play, because Roblox provides the infrastructure, the economy, the discovery, and especially: instant distribution on a platform with over 130 million DAUs. And, all of this interaction is supported by our industry-leading safety platform. During the last three months, we have witnessed an inflection point in AI adoption and content generation in the gaming industry overall, and on Roblox in particular. AI-enabled game creation, automation in code generation and AI supported asset creation are leading to an explosion of content.The time it takes to go from an idea to aplayable game is compressing dramatically, and so is the time it takes to adapt a game for new devices. We have been embracing AI to accelerate creation since the first release of Roblox Studio Assistant in December 2023. Over the past month, more than 80% of the top 100 games on Roblox (ranked by hours engaged) used AI tools to accelerate creation, and the number of daily asset uploads to the Roblox cloud tripled month-over-month. Since Q2, time spent using AI tools (including Build, Studio Assistant, and external AI via MCP) tripled among our top creators, and those using our MCP server daily grew nearly 5x. In Q3,Break and Steal an EggandHuss Valley were both created almost entirely with AI and both broke into the Roblox top 20 (ranked by concurrent players). Build is our new prompt-to-game creation tool. Since its alpha launch in New Zealand, Singapore, Serbia and Thailand, more than 500,000 users have used Build – and have published over 70,000 games. 1

Percent of Top 1,000 Games Launched in Last 90 Days (Games ranked by Hours Engaged over last 28 days) Daily Users of our MCP Server % of Development Time Using AI (Top 1,000 Games) (Games ranked by Robux Spent over last 28 days) Asset Uploads (7-day Average) Source: Internal Company Data Roblox is uniquely positioned to capture this moment. As traditional barriers to software and content creation fall, distribution, audience aggregation, monetization, discovery, and safety become critical for growth. These are areas of unique strength for Roblox. With the explosion of AI usage we have launched two new initiatives: 1) Roblox Everywhere, and 2) “The Universal Player,” which is an expanded vision of our platform. Our Universal Player initiative includes the goal of enabling the capability to import any existing console, PC, or mobile game onto Roblox. This will be supported by improved engine capabilities that utilize AI. Together with the Roblox App, these initiatives will further support content and audience growth on Roblox, enabling us to replicate the success we’ve had with our under 18 (U18) users with our 18 and over (O18) cohort. Our vision for the future of gaming is comprised of three distinct platform initiatives: 2

1. **Roblox App + AI-Acceleration** in which tools like Build and Studio Assistant enable a step function change in the speed, quality and ease of native Roblox development.

2. **Roblox Everywhere** in which creators will have the ability to self-publish standalone games created on Roblox to the app store of their choice, enabling Roblox and creators to monetize off-platform audiences while simultaneously expanding our content portfolio. Creators can build once, publish anywhere and expand their reach, while still benefiting from all that the Roblox platform offers, including our economy, social graph, communications, and safety. We believe this flexibility will attract new creators that may not have published on Roblox before. In the first half of next year, we expect to launch the first phase by publishing select top games via Roblox Everywhere.

3. **The Universal Player** in which AI is used to seamlessly import any existing game into the Roblox cloud platform while transforming it to run multiplayer, on any device (at the upper edge of the device's performance capabilities), with instant join, instant UGC updates, local 3D, and access to Roblox services for discovery, safety, communication, and monetization.

Our vision is to capture 10% of the global gaming market and an even greater share in the U.S. We continued our progress toward this goal in Q3. Revenue for the quarter was $1.6 billion, up 16% year-over-year, and bookings were $1.7 billion, surpassing the high end of our guidance range, and down 12% year-over-year[1]. While bookings were down 12% year-over-year, reflecting a comparison to the extraordinary growth we experienced in 2025, Q3 bookings were up over 50% on a two-year basis. In Q3, operating cash flow was $395 million and free cash flow was $364 million. Daily active users (DAUs) grew 12% quarter-over-quarter to 138 million, and hours engaged (Hours) reached nearly 34 billion, up 17% quarter-over-quarter.

In this letter, we provide additional details on our Q3 operating and financial performance, as well as details on five components of the Roblox platform and ecosystem we believe will power our expansion with the O18 audience.

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[1] On a constant currency basis, the revenue and bookings year-over-year growth rates were consistent. Constant currency is calculated by converting our current period bookings and associated revenue generated from current period bookings into U.S. dollars using the comparative prior period's monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period. By adjusting revenue and bookings for constant currency, we are able to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations.

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Powering our Next Era of Growth We see long-term value opportunities in five key areas that are inherently part of our Roblox architecture: 1. Roblox is a distribution platform powered by an integrated social graph. 2. Roblox is a UGC creation platform with advanced discovery that drives growth. 3. Roblox has an unparalleled data set that supports hundreds of proprietary models for safety, discovery, and creation. 4. Roblox Universal Player will act as a platform to support creation loops, whether powered by import, Build or external AI via MCP. 5. Roblox Build and Studio Assistant are harnesses that can support iterative workflows and route prompts to a range of models. Accelerated by AI, the power of these assets is propelling our expansion, particularly with the O18 audience. 1. Roblox is a distribution platform powered by an integrated social graph When “anyone can create a game” materializes, a simple, scalable and instant global distribution platform increasingly becomes one of the most valuable assets in gaming. As content becomes abundant, attention and connection become scarce. What sets our distribution apart is that it runs on social connections: people come to Roblox to play with their friends, so every new game can reach players through an existing social graph, through friends inviting friends, and through social influencers, which we believe enables great content to find its ideal audience faster than on any other platform. Scaled Distribution.In Q3, 138 million DAUs cameto Roblox, spending nearly 34 billion Hours on the platform. Roblox has experienced massive growth over the past three years, with DAUs and Hours both nearly doubling since Q3 2023. Today, approximately 20% of the U.S. U18 gaming market runs through Roblox. And, approximately 30% of U.S. 13-17 year olds use the platform daily. Expanding the O18 Cohort.We are focused on replicating the success we have had in younger cohorts in the O18 demographic. This year, we have improved our engine to support higher fidelity content, increased the Developer Exchange (DevEx) rate to reward in-game monetization from O18 4

U.S. users, scaled paid acquisition targeting O18 users, and optimized our discovery algorithm on a cohort by cohort basis—all to support O18 growth. In Q3, O18 users represented 29% of global age-checked DAUs and 37% of U.S. age-checked DAUs[2], up from 27% and 33% as of Q2'26, respectively. O18 is our fastest-growing cohort on the platform. In the U.S., O18 users monetize 50%+[3] above U18 users; as we grow our O18 audience, we expect overall monetization will improve.

	Q3 2026			
	Year-Over-Year Growth %		Year-Over-Two-Year Growth %	
	DAUs	Hours	DAUs	Hours
U.S. Age 18-34 Users[3]	26%	23%	114%	126%
U.S. O18 Users[3]	18%	13%	89%	95%

Using Paid User Acquisition to Accelerate O18 Growth. This summer we ran over 200 user acquisition campaigns, with marketing spend targeting O18 users up nearly 3x compared to the same period a year ago. Paid user retention, engagement, and monetization of this cohort are outperforming organic signups. Early results are encouraging and we plan to continue investing in this strategy, while maintaining a high bar for return on investment.

Expanding Global Penetration. We continue to see strong international growth. In Q3'26, DAUs grew 12% year-over-year in France and 13% in Germany. And in Japan, India, and Saudi Arabia, DAUs grew 33%, 37%, and 30% year-over-year, respectively. With less than 2% of people outside of the U.S. using Roblox daily, we see an opportunity to continue to gain share in international markets.

Leading the Industry in Safety. For Roblox, safety is at the core of everything we do and a long-term strategic foundation. Our commitment to creating a safe, age-appropriate experience for all users is reflected by mandatory age-checks to enable communications, banded communications by user age cohorts, active filtering and text moderation, and restrictions on image sharing. Our safety architecture serves as an industry reference for innovation, and our dynamically configurable system enables productive dialogues in evolving regulatory environments across global markets, including Australia, Indonesia, and beyond. By the end of Q3'26, 64% of global DAUs had completed an age check, including more than 80% of DAUs aged

[2] As of the seven days ended September 30, 2026, on a global basis, 34% of users who have age-checked are under 13, 37% are between the ages of 13 and 17, and 29% are O18.
[3] See "Special Note Regarding Age-Check" for additional details.

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13 to 17. In key markets like Australia, the U.S. and the U.K., age-check penetration of total DAUs reached 80%, 75% and 75%, respectively.2 Advancing Safe, Multi-Modal Communications.Safe, on-platform communication and coordination is central to how people connect and play on Roblox. In Q3’26, DAUs who sent a chat message or connected to voice grew 24% quarter-over-quarter, double our total platform DAU growth rate. Users sent an average 1.6 billion in-game chat messages per day, up 13% quarter-over-quarter, and Global Chat averaged nearly 30 million daily messages. We also launched voice typing and a Friends chat tab that enables players to continuously communicate with their friends as they move across games. In July, we launched Quick Words, which enables all users to seamlessly coordinate gameplay; in October, we enabled creators to customize preset, pre-reviewed Quick Words messages directly in their games. Leveraging Scaled Audience to Diversify Monetization.As we scale, we are building on our free-to-play foundation by giving players more ways to engage and creators more ways to earn. ● Roblox Plus.We launched Roblox Plus in April and have already scaled to millions of active subscribers. Plus subscribers average 2x the playtime, spend 7x more Robux and show materially higher adoption of social features like private servers compared to non-Plus users. In September, we hosted The Hunt: Roblox 20, a platform-wide event celebrating our 20th anniversary. Plus members received early access, exclusive avatar rewards, and special classic profile themes. We will continue to look for additional ways to enhance the Plus offering and make it essential for all Roblox players. ● Advertising.Formats like Rewarded Video and Sponsored Tiles are demonstrating clear product-market fit. In Q3’26, more than 70% of our top 100 games ranked by Robux spent ran Sponsored Ads, and more than 20% of games using rewarded video generated over 10% of their in-game earnings from advertising. Growing first-party inventory is critical to scaling our advertising business. With this in mind, we plan to launch skippable, pre-roll video ads to drive incremental monetization opportunities. 6

2. Roblox is a UGC creation platform with advanced discovery that drives growth Discovery connects our 138 million DAUs to millions of games across our ecosystem. We continue to evolve our recommendation and search systems by incorporating player behavior signals, as well as greater social graph, cohort, and co-play signals to drive lifetime value of our users. Refining Home Page Recommendation Algorithm.In Q2’26, we began optimizing our Recommended for You (RFY) algorithm for long-term retention, knowing that players who stay longer and return more often help grow the Roblox ecosystem. In Q3’26, we further refined our recommendation algorithm by improving personalization to promote the type of content that those users most engage with, including by incorporating age-cohort data into our algorithm weighting. These optimizations drove meaningful improvements in overall platform retention and monetization in the quarter, which positively impacted bookings. Notably, year-over-year growth in bookings per Hour improved relative to last quarter. Surfacing New Content vs. AI Slop.The recent changes we have made to our recommendation and search algorithms have helped new games break into top concurrent player charts. We are seeing significant gains in how quickly new games surface on RFY, while improving retention and monetization. By the end of Q3, about 40% of the weekly RFY top 100 games ranked by impressions were created in the last three months. The volume of new content on Roblox is accelerating as AI continues to diffuse throughout the gaming industry. We see an opportunity to be the best in the world at identifying high-quality content and personalizing those recommendations to each user, building on our leading personalization for UGC gaming. Leveraging Moments for Discovery.With Moments, we are bringing off-platform viewing directly onto the Roblox App, where every video is just one tap away from active gameplay. Moments is live across most of the U.S. and we are continuing to expand its capabilities. For example, we recently enabled direct avatar item purchasing from videos, commenting functionality, and in the coming months, Build games will be playable directly from the Moments feed. 7

3. Roblox has an unparalleled data set that supports hundreds of proprietary models for safety, discovery, and creation Roblox has a proprietary data set, including more than 20 years of gameplay data, hundreds of thousands of daily active creators, and an average of more than 350 million hours of human interaction data per day. We believe no other company can replicate these unique bodies of data: how games are built, how worlds and assets come together, which mechanics keep players engaged, and what maximizes player lifetime value. We have nearly 400 models that power creation, safety and social communication, discovery, economy and infrastructure. These models use a combination of open-weight and frontier models with self-hosted models handling 77% of requests. We use our unique data to fine-tune open weight models for the tasks that matter most to our creators, such as generating game logic, building worlds, creating assets, and incorporating player signals that allow them to build businesses. Creation.Our data on human gameplay and spend is a unique asset. By capturing gameplay as 4D spatial data down to the instance and frame level, our Data Model Recording (DMR) platform provides richer, more granular ground truth. Models trained on this data can learn precise 3D state changes over time from any perspective, learning complex behaviors directly from exact telemetry like line of sight, weapon usage, and hit locations. This rich data allows training models for human-like playtesters and NPCs, at higher quality and lower inference costs than frontier models. We are adding purpose-built models for 3D asset generation via diffusion, NPC models trained on our human gameplay data to playtest and give feedback to the coding agent, and scene verification models. We are also building art agents for UI, UX, and visual assets to avoid generic AI-generated output. Safety and Social Communication.We are also using AI models to detect violative content in real time. Earlier this year, we released RM3, our real-time multimodal moderation system, which proactively detects and addresses violative content. RM3 contextually evaluates entire scenes — including avatars, text, emotes, and 3D objects — dramatically reducing the time it takes for violative content to be detected and addressed. Our Bad Avatar Moderation (BAM) system scans assembled avatars to prevent individually compliant items from being combined into inappropriate outfits. We also expanded our safety systems to include an AI-powered chat filtering system, which uses an LLM-based model to rewrite certain messages in real time into age-appropriate versions. 8

Discovery.Our discovery systems are trained on billions of daily signals: games users see, what they play, how long they stay, who they play with, and what they come back to. These systems help match each of our 138 million DAUs with the right game from a growing catalog, including new and niche titles that might otherwise go unseen. As AI brings more games onto Roblox, we believe our discovery systems will become even more important to connecting great content with its audience, and to the health of our creator ecosystem. Economy.Roblox’s fully integrated economy producesa rich, proprietary record of how value is created in games: when users buy items, how to price them, at what point in a play session to put them in front of a user, and how spending relates to long-term engagement. We are able to utilize these signals to improve our AI creation tools, letting agents learn not only how to help creators build a game, but also which design choices could lead to successful games. 4. Roblox Universal Player will act as a platform to support creation loops, whether powered by import, Build or external AI via MCP We are continuously evolving our engine to support any kind of game, from high-fidelity, photorealistic multiplayer to 2D single-player, across both online and offline play. Expanding these capabilities to support games creators have built elsewhere represents a massive opportunity for Roblox, and serves as the driver behind The Universal Player and Roblox Everywhere, which will give us the ability to run any external game and deploy it seamlessly across any device. Our work on import and Universal Player also creates an iterative feedback loop, identifying technological gaps in our engine and allowing us to deploy AI-enabled engineering resources to close them. Expanding 3D Capabilities.We are advancing our terrain system and runtime technologies, including SLIM and dynamic mesh and texture streaming, to deliver complex 3D geometry and high-resolution textures across any device. These leaps in visual fidelity are powered by our hybrid cloud architecture, which couples on-premise data center capacity with public cloud bursting. This flexibility allows us to route each AI prompt and compute workload to the most efficient layer, optimizing both performance and cost across Build, Moments, and Roblox Reality. Roblox Reality: Photorealism at Scale.We are advancing Roblox Reality, which combines our cloud infrastructure and game engine with video world models to deliver photorealism across multiplayer games on any device. Powered by 20 years of gameplay data, we are uniquely positioned to bring generative world models to interactive, low-latency gaming. We plan to have Roblox Reality available in early access in the first half of 2027. 9

Competitive Play. This quarter we shipped Server Authority, making it easier than ever for creators to build and operate competitive games with client prediction for low latency, and server-based simulation for fairness across clients. 2D and Offline Play.We are broadening the 2D capabilities of our engine to expand creative possibilities on Roblox and support all types of play. By rolling out new features such as an orthographic camera and animated image containers, along with UI improvements, e.g. blur, text shadows, we are making 2D game creation easier than ever. Looking ahead, we plan to launch a notification system for turn-based games and enable offline play, allowing creators to offer disconnected solo games alongside live multiplayer modes. Play on the Web.We are also bringing games directly to web browsers. Starting with Google Chrome, with more to follow, players will be able to join a game instantly through a direct link, with no app installation required. A link shared via search, YouTube, X, or a direct message from a friend becomes a way to join a game and play. Web Play will be powered by a web assembly build of Roblox. By leveraging the same codebase, creators get this new platform with no additional work required, we have instant cross-play for Web Play users across all of the platforms and devices we support, and achieve full leverage of our vertical stack from creation to runtime scale and safety. 5. Roblox Build and Studio Assistant are harnesses that can support iterative workflows and route prompts to a range of models. Roblox Build and Studio Assistant are AI harnesses that can support iterative workflows and route prompts to a range of models. They support seamless transitions between creation tools because we expect creators to use various combinations of creation surfaces depending on what they’re trying to accomplish. Gaming is incredibly complicated, requiring scripting, 3D assets, terrain, gameplay logic, and much more, and we know what it takes to get it right. By seamlessly bringing those insights to the creator, all running directly in Studio and Build, we believe we can accelerate creation. Supercharging Roblox Studio with AI.Building on therapid adoption of our Studio AI tools, creators are seeing immediate, tangible benefits. Published game volume using AI grew more than 50% quarter-over-quarter, and multiple games built almost entirely with our Studio MCP connector 10 have broken into the top 20 ranked by concurrent users. In a survey of several thousand creators, 97% of those regularly using AI said that it accelerated their development timelines. Democratizing Creation with Build.Our natural-language creation tool, Build, is proving that lowering technical friction unlocks an entirely new creator cohort: during our alpha release, over 75% of Build users had never opened Roblox Studio. Creators can now build, publish, review analytics, and deploy monetization mechanics entirely from a mobile device—with numerous Build titles already running ads and monetizing. We plan to roll Build out more broadly later this year. A free base tier will remain available, with paid tier options for additional prompt capacity. Key Metrics and Financials: Q3 2026 Users & Engagement.In Q3, DAUs were 138 million,down 9% year-over-year, and Hours reached nearly 34 billion, down 15% year-over-year, as we lapped difficult comparisons to the growth we experienced in 2025. On a two-year basis, underlying growth remained very strong, with DAUs and Hours up 55% and 63%, respectively. International growth outperformed the broader platform. In India, DAUs grew 37% and Hours grew 28% year-over-year, while in Japan, DAUs rose 33% and Hours increased 22% year-over-year. Monetization.Bookings per Hour grew approximately 4% year-over-year globally and 2% year-over-year in the U.S. and Canada, improving relative to year-over-year trends in Q2’26. Similar to Q2, monetization trends for younger U.S. cohorts remained challenged, due to difficult prior-year comparables, partially offset by realized improvements from updates to our RFY algorithm. Average monthly unique payers (MUPs) totaled 30 million, down 16% year-over-year, though, average bookings per MUP increased 5% year-over-year, demonstrating improvement in spending among active payers. 11

Cost Components.

	As a % of Revenue			As a % of Bookings		
	Q3 2026	Q3 2025	bps Change[(A)]	Q3 2026	Q3 2025	bps Change[(A)]
Cost of Revenue	20%	22%	(160)	NM[(B)]	NM[(B)]	NM[(B)]
Developer Exchange Fees	26%	31%	(580)	24%	22%	140
Certain Infrastructure and Trust & Safety Expense[(C)]	16%	15%	110	15%	11%	440
Personnel Costs excl. Stock-Based Compensation Expense	18%	18%	(50)	17%	13%	360

(A) Change is calculated using precise figures and may not sum based on the rounded percentages presented.
(B) Cost of revenue as a percentage of bookings is not meaningful as the vast majority of these costs are deferred and will be recognized over the estimated average lifetime of a paying user, which was 27 months for both Q3 2026 and Q3 2025.
(C) Infrastructure and Trust & Safety expenses, excluding personnel, stock-based compensation, and depreciation and amortization expenses.

- Cost of revenue grew 7% year-over-year, totaling $318 million. In Q3'26, the share of bookings from lower-cost platforms continued to grow relative to the year-ago period, resulting in lower payment processing fees in the current period as a percentage of bookings.
- Developer Exchange (DevEx) fees declined 6% year-over-year, totaling $403 million. As a reminder, the growth in DevEx fees as a percentage of bookings reflects the increase to creator earnings we announced on September 5, 2025 and the targeted O18 DevEx rate increase that went into effect on June 8, 2026.
- Certain Infrastructure and Trust & Safety expenses grew 24% year-over-year, totaling $258 million. The increase was driven by AI-related investments to support growth initiatives, including AI training and inference costs.
- Personnel costs excluding stock-based compensation expenses grew 12% year-over-year, totaling $281 million, driven by an increase in headcount compared to the year ago period.

Consolidated net loss & Adjusted EBITDA. Consolidated net loss was $230 million, compared to $258 million in Q3 2025. Adjusted EBITDA was $138 million, compared to $46 million in Q3 2025. Adjusted EBITDA excludes adjustments for change in deferred revenue and change in deferred cost of revenue. Total change in net deferrals was $136 million in Q3'26, driven entirely by the change in deferred revenue, compared to a total change in net deferrals of $458 million in Q3 2025.

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Cash Flow.In Q3’26, operating cash flow was $395 million compared to $546 million in the prior-year period, while free cash flow totaled $364 million compared to $443 million in Q3 2025. In addition, free cash flow reflected lower than expected capital expenditures in the quarter, as a significant portion of spending shifted from Q3 into Q4. Total cash, cash equivalents, and investments was $6.2 billion as of September 30, 2026, a year-over-year increase of $1.0 billion. Share Repurchase Program.In Q3’26, we repurchased 4.4 million shares for approximately $200 million and as of September 30, 2026, have approximately $2.4 billion of repurchase authorization remaining under the current program. As a reminder, this program is designed to partially offset dilution from employee equity grants while preserving strategic optionality to invest in future growth opportunities. Share Count.Our fully diluted share count was 755 million shares as of September 30, 2026, a year-over-year increase of 2%. GAAP Accounting & Profitability.For GAAP accounting, the vast majority of the Q3 bookings and associated payment processing fees are deferred and will be recognized as revenue and cost of revenue, respectively, over the estimated average lifetime of a paying user, which was 27 months during Q3’26. Meanwhile, our other operating costs, which include DevEx fees, personnel costs, and certain infrastructure and trust & safety expenses, are recognized during the period. 13

Guidance

For Q4'26, we expect revenue growth to be in the range of 4% to 12% year-over-year, and bookings to decline 10% to 15% year-over-year[4]. Our bookings guidance assumes a seasonal decline in DAUs between Q3 and Q4 similar to what we've observed in recent years. We are also applying a slightly wider range to our guidance in Q4 given the significant proportion of bookings that are typically generated in the last week of December.

Given our expectations for Q4 bookings, we expect fixed cost deleveraging relative to the year-ago period. Additionally, we continue to make incremental investments to fuel key initiatives across our core Roblox App, the Universal Player, and Roblox Everywhere that we believe will drive long-term growth and margin expansion.

In Q4'26, we expect operating cash flow to be in the range of $190 million to $275 million and free cash flow to be in the range of $(190) million to $(105) million, which includes the capital expenditures timing shift from Q3'26 to Q4'26

	Guidance	
	Q4 2026	
($ in millions)	Low	High
Revenue[(A)]	$ 1,470	$ 1,580
YoY %	*4%*	*12%*
Bookings[(A)]	$ 1,890	$ 2,000
YoY %	*(15)%*	*(10)%*
Consolidated net loss[(B)]	$ (423)	$ (363)
Adjusted EBITDA	$ (70)	$ (10)
Total net increase in deferred revenue and deferred cost of revenue	$ 390	$ 390
Net cash and cash equivalents provided by operating activities	$ 190	$ 275
Capital expenditures and purchases of intangible assets	$ (380)	$ (380)
Free cash flow[(A)]	$ (190)	$ (105)
YoY %	*NM*	*NM*

(A) The reconciliations from revenue to bookings, consolidated net loss to Adjusted EBITDA, and operating cash flow to free cash flow are provided in the following section GAAP to Non-GAAP Reconciliations. Our revenue guidance assumes that there are no material changes in estimates used in revenue recognition, such as the estimated consumable/durable allocation of virtual goods purchased on the platform and the estimated average lifetime of a paying user.

(B) Consolidated net loss guidance excludes loss contingency accruals, given the inherent uncertainty in estimates of future probability and/or range of loss based on the facts and circumstances that exist as of October 29, 2026.

[4] Revenue is expected to grow year-over-year despite an expected decline in bookings reflecting our GAAP revenue recognition policy, whereby the vast majority of bookings are recognized as revenue over 27 months. As a result, Q4'26 revenue includes flow-through from prior period bookings, particularly elevated bookings throughout 2025.

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Roblox CorporationFinancial Statements ROBLOX CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited ($ in millions) As of September 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 1,093 $ 1,205 Short-term investments 2,103 1,850 Accounts receivable—net of allowances 497 901 Prepaid expenses and other current assets 143 109 Deferred cost of revenue, current portion 901 833 Total current assets 4,737 4,898 Long-term investments 3,042 2,493 Property and equipment—net 891 885 Operating lease right-of-use assets 764 651 Deferred cost of revenue, long-term 403 448 Intangible assets, net 22 18 Goodwill 163 143 Other assets 23 21 Total assets $ 10,045 $ 9,557 Liabilities and Stockholders’ equity/(deficit) Current liabilities: Accounts payable $ 37 $ 65 Accrued expenses and other current liabilities 683 396 Developer exchange liability 444 496 Deferred revenue—current portion 4,781 4,169 Total current liabilities 5,945 5,126 Deferred revenue—net of current portion 2,259 2,337 Operating lease liabilities 739 643 Long-term debt, net 1,009 993 Other long-term liabilities 120 83 Total liabilities 10,072 9,182 Stockholders' equity/(deficit) Common stock —* —* Additional paid-in capital 5,770 5,438 Accumulated other comprehensive income/(loss) (54) 17 Accumulated deficit (5,717) (5,061) Total Roblox Corporation stockholders' equity/(deficit) (1) 394 Noncontrolling interest (26) (19) Total stockholders' equity/(deficit) (27) 375 Total liabilities and stockholders' equity/(deficit) $ 10,045 $ 9,557 * Amounts round to zero. 15

ROBLOX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited ($ in millions, except number of shares which are reflected in thousands, and per share amounts) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Revenue $1,572 $1,360 $4,483 $3,476 Costs and expenses: Cost of revenue(1) 318 296 904 757 Developer exchange fees 403 428 1,189 1,026 Infrastructure and trust & safety 385 321 1,072 824 Research and development 435 399 1,277 1,158 General and administrative 203 145 611 416 Sales and marketing 111 67 236 168 Total cost and expenses 1,855 1,656 5,289 4,349 Loss from operations (283) (296) (806) (873) Interest income 60 52 174 147 Interest expense (11) (10) (31) (31) Other income/(expense), net 5 (3) 4 6 Loss before income taxes (229) (257) (659) (751) Provision for/(benefit from) income taxes 1 1 4 3 Consolidated net loss (230) (258) (663) (754) Net loss attributable to the noncontrolling interest (3) (2) (7) (5) Net loss attributable to common stockholders $ (227) $ (256) $ (656) $ (749) Net loss per share attributable to common stockholders, basic and diluted $ (0.32) $ (0.37) $ (0.92) $ (1.09) Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted 715,936 697,282 714,815 684,702 (1) Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety. 16

ROBLOX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited ($ in millions) Three Months Ended September 30, Nine Months Ended September 30, 2026 2025 2026 2025 Cash flows from operating activities: Consolidated net loss $(230) $(258) $(663) $(754) Adjustments to reconcile consolidated net loss to net cash and cash equivalents provided by operating activities: Depreciation and amortization expense 67 55 193 163 Stock-based compensation expense 298 287 855 831 Operating lease non-cash expense 36 28 102 88 Accretion on marketable securities, net (10) (16) (33) (50) Other adjustments (4) (2) (15) 3 Changes in operating assets and liabilities, net of effect of acquisitions: Accounts receivable 3 (109) 410 (22) Prepaid expenses and other current assets (4) 3 (38) (21) Deferred cost of revenue 1 (115) (23) (208) Other assets 1 1 — (6) Accounts payable 9 8 (23) 20 Accrued expenses and other current liabilities 102 29 170 37 Developer exchange liability 23 78 (52) 53 Deferred revenue 132 574 533 1,112 Operating lease liabilities (37) (31) (109) (84) Other long-term liabilities 8 14 35 27 Net cash and cash equivalents provided by operating activities 395 546 1,342 1,189 Cash flows from investing activities: Acquisition of property and equipment (28) (103) (83) (143) Purchases of intangible assets (3) (1) (5) (1) Payments related to business combinations, net of cash acquired — — (6) — Purchases of investments (904) (1,461) (3,887) (4,072) Maturities of investments 532 860 2,181 2,669 Sales of investments 296 162 873 574 Other investing activities 1 — 4 — Net cash and cash equivalents used in investing activities (106) (543) (923) (973) Cash flows from financing activities: Proceeds from issuance of common stock 11 21 45 85 Repurchases of common stock (201) — (576) — Net cash and cash equivalents provided by (used in) financing activities (190) 21 (531) 85 Effect of exchange rate changes on cash and cash equivalents 3 (2) — 4 Net increase/(decrease) in cash and cash equivalents 102 22 (112) 305 Cash and cash equivalents Beginning of period 991 995 1,205 712 End of period $1,093 $1,017 $1,093 $1,017 17

Forward-Looking Statements This letter and the live webcast and Q&A session which will be held at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on Thursday, October 29, 2026 contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect users worldwide with optimism and civility, our vision to reach 10% of the global gaming content market, our efforts to improve the Roblox platform, our trust and safety efforts, including our efforts to expand age-checking ofusers, our goal to drive the percentof users that have age-checked up, our efforts to expand our O18 cohort,our efforts regardingAI-powered initiatives, including Build, Studio Assistant, Roblox Reality, and other AI tools for creators, our efforts related to growing our global audience and broadening our content offering, including through Roblox Everywhere and Universal Player, our efforts to improve creator economics, our partnership efforts, our efforts to improve discovery and communication engagement on platform, including through our search and discovery algorithm, Moments, and multi-modal communications, our efforts related to our subscription model, our efforts toward advertising on the platform, our efforts regarding user acquisition and retention, our recent and anticipated product launches and business initiatives,our business, product, strategy, and user growth, our investment strategy, including opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses, and capital expenditures, our expectation of successfully executing such strategies and plans, our expectations of future net losses and net cash and cash equivalents provided by operating activities, our expectations regarding our share repurchase program, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for the fourth quarter 2026. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” “hope,” “target,” “project,” “potential,” “might,” “shall,” “contemplate,”“would,” and “initiative”and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents and investments to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to sustain virality of games on our platform; the seasonality of our business and the impact of viral games; our ability to retain and increase our number of users and creators, while adequately scaling our infrastructure as engagement increases; changes in the average lifetime of a paying user; the impact of inflation, tariffs, and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand; any misuse of user data or other undesirable 18 activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; the impact of our trust and safety efforts on our ability to attract and retain users and creators; and the impact of AI on our platform, users, and creators. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this letter represent our views as of the date of this letter. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this letter. Special Note Regarding Operating Metrics Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q and our supplemental materials, available at ir.roblox.com. We encourage investors and others to review these materials in their entirety. Special Note Regarding Age-Check In the first quarter of 2026, we transitioned from self-reported age data to ‘age-checked’ data. All age-checked metrics included herein are estimates derived from limited information and evolving methodologies and are not directly comparable to historical self-reported data. Age-check penetration is an average based on the last seven days of the quarter. Additionally, certain demographic data presented are estimates based on extrapolation from data on users who have undergone age-checks, which may not be representative of actual age demographics on the platform. For example, for certain metrics we have applied the demographic distribution of our current 'age-checked' DAUs to our 'non-age-checked' DAUs to estimate growth and monetization rates for our U.S. O18 and 18–34 DAUs compared to other age cohorts. Extrapolated results may not fairly represent the actual demographic split or engagement and monetization levels of the ‘non-age-checked’ DAUs. 19

Non-GAAP Financial Measures This letter contains the following non-GAAP financial measures: bookings, Adjusted EBITDA, and free cash flow. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. Reconciliation tables of the most comparable GAAP financial measure to each non-GAAP financial measure used in this letter are included at the end of this letter. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures. Bookingsrepresent the sales activity in a given periodwithout giving effect to certain non-cash adjustments, as detailed below. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox platform. Sales of virtual currency reflected as bookings include one-time purchases or monthly subscriptions purchased via payment processors or through prepaid cards. Bookings are initially recorded in deferred revenue and recognized as revenues over the estimated period of time the virtual items purchased with the virtual currency are available on the Roblox platform (estimated to be the average lifetime of a paying user) or as the virtual items purchased with the virtual currency are consumed. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Over the long term, the factors impacting our revenue and bookings trends are the same. However, in the short term, there are factors that may cause revenue and bookings trends to differ. 20

Adjusted EBITDArepresents our GAAP consolidated net loss, excluding interest income, interest expense, other (income)/expense, net, provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other non-routine adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flowrepresents the net cash and cash equivalentsprovided by operating activities, less purchases of property and equipment and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash and cash equivalents generated from our core operations that, after the purchases of property and equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives. 21

GAAP to Non-GAAP Reconciliations Note: Due to rounding, numbers presented throughout this letter may not add up precisely to the totals provided. The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in millions, unaudited): Three Months Ended September 30, Nine Months Ended September 30, Reconciliation of revenue to bookings: 2026 2025 2026 2025 Revenue $1,572 $1,360 $4,483 $3,476 Add (deduct): Change in deferred revenue 136 573 534 1,116 Other (11) (11) (32) (25) Bookings $1,697 $1,922 $4,985 $4,567 The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in millions, unaudited): Three Months Ended September 30, Nine Months Ended September 30, Reconciliation of consolidated net loss to Adjusted EBITDA: 2026 2025 2026 2025 Consolidated net loss $(230) $(258) $(663) $(754) Add (deduct): Interest income (60) (52) (174) (147) Interest expense 11 10 31 31 Other (income)/expense, net (5) 3 (4) (6) Provision for/(benefit from) income taxes 1 1 4 3 Depreciation and amortization 67 55 193 163 Stock-based compensation expense 298 287 855 831 Legal settlement expenses(A) 49 — 140 — Other charges 7 — 7 2 Adjusted EBITDA $138 $46 $389 $122 (A) Includes legal expenses related to settlements and settlement negotiations with certain states and territories regarding youth-related consumer protection and digital safety matters. The Company has determined that these matters arise outside of the ordinary course of business, have limited historical precedent, are unpredictable in their magnitude, scope, and timing, and as a result are distinct from routine expenses incurred in ongoing operations. 22

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in millions, unaudited): Three Months Ended September 30, Nine Months Ended September 30, Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow: 2026 2025 2026 2025 Net cash and cash equivalents provided by operating activities $395 $546 $1,342 $1,189 Add (deduct): Acquisition of property and equipment (28) (103) (83) (143) Purchases of intangible assets (3) (1) (5) (1) Free cash flow $364 $443 $1,254 $1,046 23

Forward Looking Guidance : GAAP to5 Non-GAAP Financial Measures Reconciliations The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings (in millions): Guidance Three Months Ended December 31, 2026 Reconciliation of revenue to bookings: Low High Revenue $ 1,470 $ 1,580 Add (deduct): Change in deferred revenue 430 430 Other (10) (10) Bookings $ 1,890 $ 2,000 The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA (in millions): Guidance Three Months Ended December 31, 2026 Reconciliation of consolidated net loss to Adjusted EBITDA: Low High Consolidated net loss(A) $ (423) $ (363) Add (deduct): Interest income (50) (50) Interest expense 11 11 Provision for/(benefit from) income taxes 2 2 Depreciation and amortization 85 85 Stock-based compensation expense 305 305 Adjusted EBITDA $ (70) $ (10) (A) Consolidated net loss guidance excludes loss contingency accruals, given the inherent uncertainty in estimates of future probability and/or range of loss based on the facts and circumstances that exist as of October 29, 2026. 5 Our revenue guidance assumes that there are no material changes in estimates used in our revenue recognition, such as the estimated consumable/durable allocation of virtual goods purchased on the platform and the estimated average lifetime of a paying user. 24

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow (in millions): Guidance Three Months Ended December 31, 2026 Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow: Low High Net cash and cash equivalents provided by operating activities $ 190 $ 275 Add (deduct): Acquisition of property and equipment (380) (380) Free cash flow $ (190) $ (105) 25